EXHIBIT 10.19

AMENDMENT NO. 1 TO
CONSULTING AGREEMENT

THIS AMENDMENT No. 1 TO CONSULTING AGREEMENT (the “Amendment”) is made this 15th day of August, 2012 (the “Effective Date”) by and among UNDISCOVERED EQUITIES, INC., a Florida corporation, located a 101 Plaza Real South, Suite 212, Boca Raton, Florida 33432 (the “Consultant”) and DYNAMIC ENERGY ALLIANCE CORPORATION, a Florida corporation, located at Memphis Clark Tower, 5100 Poplar Avenue, Suite 2700, Memphis, Tennessee 38137 (the “Company”).

Recitals

WHEREAS, Consultant and Company are parties to that certain Consulting Agreement dated March 7, 2012 (the “Original Agreement”) pursuant to which Consultant was to provide business services to Company, including, but not limited to financial advisory, strategic business planning, and investor and public relations;

WHEREAS, the Effective Date and Term of the Agreement was defined as a period of one hundred eighty (180) days (the “Initial Term”), commencing on March 7, 2012, and with an additional one hundred eighty (180) day extension, unless otherwise terminated early under certain provisions;

WHEREAS, the Compensation to Consultant was defined as: (a) cash payments of $25,000 per month during the Term of the Agreement, and (b) a one-time payment of 125,000 shares of restricted common stock of the Company, due at signing; and

WHEREAS, Consultant and Company desire to amend the Original Agreement to modify the Effective Date and Term and Compensation sections on the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable considerations, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms, which are capitalized, but are not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2. Amendment to Original Agreement.

(a)       Section 3 of the Original Agreement is hereby amended to reflect the following:

“Company and Consultant agree that the Consultant will commence performing on its duties pursuant to Section 1 of this Agreement on September 1, 2012, (the “Effective Date”) and shall continue until February 1, 2013 (the “Expiration Date”) for a total of one hundred (180) eighty days (the “Initial Term”), unless otherwise terminated early by either party upon thirty (30) day written notice to the other, only after the first six (60) days from the Effective Date. This Agreement may be extended for an additional one hundred (180) day term upon written consent by both parties within thirty (30) days prior to the end of the Initial Term.”

(b)       Section 4 of the Original Agreement is hereby amended to reflect the following:

“(a) Consultant shall be paid $25,000 per month due on the first day of each month for the duration of this Agreement, with the first and subsequent accrued payments within five (5) business days upon the Company procuring equity financing in the aggregate amount of $500,000 or more from the Effective Date of this Agreement.”

Section 3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment and (ii) all references in the Consulting Agreement, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by thus Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original  document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company and the Consultant have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY

Dynamic Energy Alliance Corporation, A Florida Corporation

By:	/s/ James Michael Whitfield
James Michael Whitfield
President and Chief Executive Officer

And,

CONSULTANT

Undiscovered Equities, Inc., A Florida Corporation

By:	/s/ Kevin McKnight
Kevin McKnight
President